Exhibit 99.1

Rentrak COMPLETES ACQUISITION OF NIELSEN EDI

--Rentrak…the Source for Real-Time Theatrical Box Office Information Worldwide--

PORTLAND, Ore. (February 1, 2010) -- Rentrak Corporation (Nasdaq: RENT), the leader in multi-screen media measurement serving the advertising and entertainment industries, today announced the company has completed the acquisition of Nielsen EDI from The Nielsen Company, expanding  Rentrak’s leadership position and global reach as the leading provider of real-time domestic and international box office information.

Rentrak’s Box Office Essentials service now captures theatrical box office results from more than 50,000 movie screens in 26 countries including the United States, Argentina, Australia, Austria, Brazil, Canada, Chile, Colombia, France, Germany, Hong Kong, India, Italy, Japan, Mexico, Netherlands, New Zealand, Portugal, Russia, South Korea, Spain, Taiwan (Taipei), Ukraine, Uruguay, United Kingdom and Venezuela. As the global box office standard, Box Office Essentials provides actionable and reliable information combined with 24/7 access to advanced technology for 90% of the global theatrical box office market.

“As the global standard for box office currency, Rentrak is committed to providing the most robust, accurate and timely access to worldwide theatrical box office information and software applications. With EDI, Rentrak has extended its international reach to further service our global clients,” said Bill Livek, Rentrak’s Chief Executive Officer.

“Rentrak is excited to share our measurement capabilities and analytical insights with our new clients throughout the world,” said Ron Giambra, Rentrak’s Executive Vice President, Theatrical Worldwide. “Box Office Essentials will continue to expand its product offerings to our expansive lineup of customers.”

First announced in December 2009, Rentrak completed the acquisition of Nielsen EDI for $15.0 million effective January 29, 2010.

*Editor’s Note: Effective immediately, all box office figures, individual title figures or like-minded data, should be attributed to Rentrak Box Office Essentials.

About Rentrak Corporation

Rentrak Corporation (NASDAQ: RENT) is a global digital media measurement and research company, serving the most recognizable companies in the entertainment industry. With a reach across numerous platforms including box office, home entertainment, on-demand and linear television, broadband and mobile, Rentrak is headquartered in Portland, Oregon, with additional offices worldwide in Los Angeles, New York City, Miami/Ft. Lauderdale, Argentina, Australia, China, France, Germany, Mexico, Russia, Spain and the United Kingdom. For more information on any of Rentrak’s services, please visit www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipates,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements.  Such statements relate to, among other things, that Rentrak can provide the most robust, accurate and timely access to worldwide theatrical box office data; and that the company’s Box Office Essentials will continue to evolve and improve to increase Rentrak’s offerings to the industry and to its customers; and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Factors that could affect Rentrak's financial results include customer demand for movies in various media formats, the company’s ability to attract new customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements.  Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2009 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission.  Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

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Investor Contact:

For Rentrak - PondelWilkinson Inc.

Laurie Berman

Tel: 310-279-5962

Email: lberman@pondel.com

Media Contacts:

For Rentrak - Rogers & Cowan

Sallie Olmsted / Amanda Bartz

Tel: 310-854-8124 / 310-854-8151

Email: solmsted@rogersandcowan.com / abartz@rogersandcowan.com

For The Nielsen Company

Gary Holmes

Tel:  646-654-8975

Email: gary.holmes@neilsen.com